CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-177919) pertaining to the Stock Option Subscription Plans, BSA Subscription Plans and BCE Subscription Plans of Sequans Communications S.A.,
(2)	Registration Statement (Form S-8 No. 333-180487) pertaining to the BSA (Warrants) Issuance Agreements dated January 11, 2011 and March 8, 2011 of Sequans Communications S.A.,
(3)
Registration Statement (Form S-8 No. 333-187611) pertaining to the Stock Option Subscription Plan, BSA Subscription Plan and BSA (Warrants) Issuance Agreements dated June 26, 2012 of Sequans Communications S.A,

(4)	Registration Statement (Form S-8 No. 333-194903) pertaining to the Stock Option Subscription Plan and BSA (Warrants) Issuance Agreements dated June 25, 2013 of Sequans Communications S.A;
(5)
Registration Statement (Form S-8 No. 333-203539) pertaining to the Stock Option Subscription Plan 2014-1, BSA Subscription Plan 2014-1 and BSA (Warrants) Issuance Agreements dated June 26, 2014 of Sequans Communications S.A.;

(6)	Registration Statement (Form S-8 No. 333-211011) pertaining to the Stock Option Subscription Plan 2015-1 and BSA (Warrants) Issuance Agreements dated June 29, 2015 of Sequans Communications S.A.;
(7)
Registration Statement (Form S-8 No. 333-214444) pertaining to the Stock Options Subscription Plan 2016-1, Restricted Share Award Plan 2016-1, BSA (Warrants) Subscription Plan 2016-1, BSA (Warrants) Subscription Plan 2016-2 and BSA (Warrants) Issuance Agreements dated June 28, 2016 of Sequans Communications S.A;

(8)	Registration Statement (Form S-8 No. 333-215911) pertaining to the Restricted Share Award Plan 2016-2 Agreement dated June 28, 2016 of Sequans Communications S.A; and
Registration Statement (Form F-3 No. 333-198758) of Sequans Communications S.A;
of our reports dated March 31 2017, with respect to the consolidated financial statements of Sequans Communications S.A. and the effectiveness of internal control over financial reporting of Sequans Communications S.A. included in this Annual Report (Form 20-F) for the year ended December 31, 2016.

Ernst & Young Audit

/s/ Ernst & Young Audit
Paris - La Défense, France
March 31, 2017